LEGG MASON PARTNERS INVESTMENT FUNDS, INC.


Sub-Item 77C

Registrant incorporates by reference Registrant's
Additional definitive proxy soliciting
materials and rule 14(a)(12) material
dated September 25,2006 filed on September 25,2006.
(Accession No. 0001193125-06-196323)